One Bausch & Lomb Place
Rochester, NY 14604-2701
www.bausch.com

PROXY STATEMENT SUPPLEMENT

 INTRODUCTION

     This document supplements the proxy statement, dated August 13, 2007, previously provided to you in connection with the proposed merger of WP Prism Merger Sub Inc., an affiliate of Warburg Pincus LLC, with and into Bausch & Lomb Incorporated (which we refer to as “Company,” “Bausch & Lomb,” “we,” “our,” or “us”) pursuant to the Agreement and Plan of Merger, dated as of May 16, 2007, among WP Prism LLC (which we refer to as “Parent”), WP Prism Merger Sub Inc. (which we refer to as “Merger Sub”) and the Company, as it may be amended from time to time, and the other transactions contemplated by the merger agreement. This supplement includes a description of certain additional information which we are providing in connection with our entry into a memorandum of understanding regarding the settlement of certain shareholder lawsuits filed against the Company, its directors and/or Warburg Pincus. The lawsuits and the memorandum of understanding are described more fully below. Except as described in this supplement, the information provided in the proxy statement continues to apply.

     To the extent that information in this supplement differs from or updates information contained in the original proxy statement, the information in this supplement is more current. If you need another copy of the original proxy statement, please call our proxy solicitation agent, MacKenzie Partners, Inc., at 1-800-322-2885.

     Only holders of shares of Company common stock and Class B stock at the close of business on August 10, 2007, the record date, are entitled to notice of the meeting and to vote at the meeting.

     If you were a holder of record of Company common stock or Class B stock as of the close of business on August 10, 2007, you may vote in person at the special meeting or submit a proxy for voting at the special meeting. If you are a registered shareholder (that is, if you hold your shares of Company common stock or Class B stock in certificated form), you may submit your proxy and vote your shares by returning a previously provided proxy card or the enclosed proxy card, properly marked, signed and dated, in the postage-paid envelope provided, or by telephone or through the Internet by following the instructions included with the proxy card. If you hold your shares through a broker, bank or other nominee (that is, in “street name”), you should follow the separate voting instructions, if any, provided to you by the broker, bank or other nominee along with the proxy statement. Your broker, bank or other nominee may provide proxy submission through the Internet or by telephone. Please contact your broker, bank or other nominee to determine how to vote. If you have shares registered in your name held in the Bausch & Lomb 401(k) Account Plan, you may instruct the trustee to vote those shares by completing and returning a previously provided voting instruction card or the enclosed voting instruction card for participants of the Bausch & Lomb 401(k) Account Plan or by following the instructions for submitting your voting instructions by telephone or the Internet described in the voting instruction card. If you have already submitted a proxy or voting instructions, you do not need to submit a new proxy card or voting instruction card, respectively, unless you wish to change your vote or voting instructions. You may revoke a previously granted proxy at any time before it is exercised by filing with our Secretary a notice of revocation, at our executive offices located at One Bausch & Lomb Place, Rochester, NY 14604-2701, or a duly executed proxy bearing a later date or voting again by telephone or Internet or by attending the meeting and voting in person. Attendance at the meeting in itself will not constitute revocation of a previously granted proxy. If you have instructed a broker to vote your common shares, the above-described options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote. If you decide to change your voting instructions for shares held in the Bausch & Lomb 401(k) Account Plan after you have submitted your voting instruction card, you must obtain a new card by contacting our proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885. By properly completing and timely returning a new voting instruction card, your previously submitted voting instructions to Fidelity will be automatically revoked. If you submitted your voting instructions electronically by telephone or Internet, submitting voting instructions again will automatically revoke your previous electronic or telephonic voting instructions.

     After careful consideration, our Board of Directors has determined that the agreement and plan of merger and the transactions contemplated by the agreement and plan of merger, including the merger, are advisable and fair to, and in the best interests of, Bausch & Lomb and its shareholders (other than the shareholders, if any, who invest in WP Prism or WP Prism Merger Sub). Our Board of Directors, acting upon the recommendation of the Special Committee composed entirely of independent directors, has unanimously approved and adopted the agreement and plan of merger and the transactions contemplated by the agreement and plan of merger, including the merger.

     Whether or not you plan to attend the special meeting, we urge you to vote, sign, date and promptly return the enclosed proxy card (or a previously provided proxy card) in the envelope provided, which requires no postage if mailed in the United States. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote “FOR” the approval and adoption of the agreement and plan of merger.

If you fail to return your proxy card, the effect will be that your Company shares will not be counted for the purposes of determining whether a quorum is present at the meeting. Your failure to vote will have the same effect as voting “AGAINST” the approval and adoption of the agreement and plan of merger (except with respect to shares held in the Bausch & Lomb 401(k) Account Plan, which, if voting instructions are not timely received by the trustee, will be voted by the trustee in the same proportion to those shares for which timely instructions are received from plan participants), since the merger cannot be completed without the affirmative vote of holders of not less than 66-2/3% of the shares of Company common stock and Class B stock outstanding as of the close of business on the record date, voting together as a single class. Alternatively, you may vote your Company shares over the Internet or by telephone, as indicated on the proxy card. If you are a shareholder of record and do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person at the special meeting. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on each of your proxy cards.

LITIGATION RELATING TO THE MERGER

     As previously disclosed in the proxy statement under the heading “The Merger—Litigation Related to the Merger” beginning on page 82 of the proxy statement, the Company, its directors, and Warburg Pincus have been named as defendants in two consolidated shareholder actions challenging the proposed transaction. One is a purported class action, In Re Bausch & Lomb Inc. Buyout Litigation, Index No. 07/6384, pending in the Supreme Court of the State of New York, Monroe County. The second is a derivative action naming as defendants certain present and former officers and directors of the Company and naming the Company as nominal defendant, In re Bausch & Lomb Incorporated Derivative Litigation, Case Nos. 06-cv-6298 (master file) and 06-cv-6299, pending in Federal District Court for the Western District of New York, Rochester Division, which also purports to set forth direct class action claims against the Company, its directors, and Warburg Pincus.

     Two additional actions have been filed in Federal District Court for the Western District of New York, Rochester Division. The first action, Zimmerman v. Zarrella et al., Case No. 07-cv-6411, was filed on August 20, 2007. It is a derivative action naming as defendants certain present and former officers and directors of the Company and naming the Company as nominal defendant, which also purports to set forth direct class action claims against the Company, its directors, and Warburg Pincus. On August 21, 2007, the Zimmerman plaintiff filed a notice of voluntary dismissal. The second action, First Derivative Traders L.P., et al. v. Bausch & Lomb, Inc., et al., Case No. 07-cv-6412, was filed on August 21, 2007 and purports to raise claims under Section 14(a) of the Securities Exchange Act. The action names the Company and its directors as defendants.

     The state-court consolidated action, the federal-court consolidated action, and Zimmerman allege, among other things, that the Company’s directors violated their fiduciary duties to the Company’s shareholders in approving the proposed transaction. The federal-court consolidated action, Zimmerman, and First Derivative Traders allege, among other things, that the proxy statements filed by the Company omitted material information and/or provided materially misleading information about the proposed transaction. Plaintiffs in all four actions seek, among other things, preliminary and permanent injunctive relief against the proposed transaction and unspecified damages.

     On August 30, 2007, the Bausch & Lomb defendants and Warburg Pincus entered into a memorandum of understanding with plaintiffs regarding the settlement of the state-court consolidated action, the federal-court consolidated action, Zimmerman, and First Derivative Traders. In connection with the settlement, the Company agreed to make certain additional disclosures to its shareholders, which are contained in this supplement. Subject to the completion of certain confirmatory discovery by counsel to plaintiffs, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to the Company’s shareholders and consummation of the merger. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the court, will resolve all of the claims that were or could have been brought in the actions being settled, including all claims relating to the merger, the merger agreement and any disclosure made in connection therewith. In addition, in connection with the settlement and as provided in the memorandum of understanding, the parties contemplate that plaintiffs’ counsel will seek an award of attorneys’ fees and expenses as part of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. The settlement will not affect the amount of the merger consideration that you are entitled to receive in the merger. The Company, the director defendants and Warburg Pincus vigorously deny all liability with respect to the facts and claims alleged in the lawsuits, and specifically deny that any modifications to the merger agreement or any further supplemental disclosure was required under any applicable rule, statute, regulation or law. However, to avoid the risk of delaying or adversely affecting the merger and the related transactions, to minimize the expense of defending the lawsuits, and to provide additional information to the Company’s shareholders at a time and in a manner that would not cause any delay of the merger, the Company and its directors agreed to the settlement described above. The Company, the director defendants and Warburg Pincus further considered it desirable that the actions be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the settled claims.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT

     In connection with the settlement of certain outstanding shareholder lawsuits as described in this supplement, we have agreed to supplement our proxy statement with the disclosure below. This supplemental information should be read in conjunction with the proxy statement, which we urge you to read in its entirety.

1.	Under New York law, holders of Company common stock are not entitled to dissenters’ rights in connection with the merger because Bausch & Lomb common stock is listed on the New York Stock Exchange. See Section 910(a)(1)(A)(iii) of the NYBCL, which is attached as Annex C in the proxy statement. Holders of Class B stock who do not vote in favor of the approval and adoption of the agreement and plan of merger will have the right to demand the fair value of their Class B stock if the merger is completed, but only if they timely submit a written demand for appraisal of their Class B stock and perfect their dissenters’ rights by complying with the other applicable statutory procedures of the laws of the state of New York, which are summarized in the proxy statement. This right is available to holders of Class B stock because the Class B stock is not listed on any national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. As of the record date, there were approximately 21,264 shares of Class B stock outstanding, all of which were held by executive officers and other key employees of the Company. See "RIGHTS OF DISSENTING SHAREHOLDERS" beginning on page 111 of the proxy statement.

2.	At the Board of Directors meeting held in July 2006, described on page 27 of the proxy statement, Ronald Zarrella, Chairman and CEO of the Company, reported that shortly before such meeting, Joseph P. Landy, Co-President of Warburg Pincus LLC (a private equity investment firm with investments in the healthcare and life sciences industries), had approached him and offered to have Warburg Pincus conduct a review of the Company to determine the feasibility of an acquisition by a private equity investment firm such as Warburg Pincus. Mr. Zarrella and Mr. Landy serve on the board of directors of Avaya Inc. Mr. Zarrella also serves on the board of trustees of the Committee for Economic Development, a non-profit public policy group, with W. Bowman Cutter, a Managing Director of Warburg Pincus. Jonathan Linen, one of the Company’s independent directors and a member of the Special Committee, serves on the board of directors of Yum! Brands, Inc. with David W. Dorman, a Managing Director of and Senior Advisor to Warburg Pincus.

3.	As described on page 28 of the proxy statement, on August 25, 2006, the Company and Warburg Pincus LLC entered into a confidentiality agreement with respect to certain information concerning the Company to be provided to Warburg Pincus in connection with its evaluation of the feasibility of a private equity investment firm such as Warburg Pincus developing a fully committed acquisition proposal for the Company, including any possible investment that might be made by Warburg Pincus and/or any other transaction involving the Company that Warburg Pincus might participate in. In September 2006, Warburg Pincus commenced its evaluation of the feasibility of a private equity investment firm such as Warburg Pincus developing a fully committed acquisition proposal for the Company, including any such proposal that might be developed by Warburg Pincus itself.

4.	After the Company’s determination to limit Warburg Pincus’s access to management to a small group of individuals and to limit the scope of Warburg Pincus’s due diligence to the key issues facing the Company, as described more fully on page 28 of the proxy statement, the Board of Directors reviewed and discussed, and were updated on the status of, the Warburg Pincus review in subsequent meetings held on October 20, 2006 and on January 30, 2007, the descriptions of which are contained on pages 28-29 of the proxy statement.

5.	As described on page 29 of the proxy statement, the Special Committee has engaged Morgan Stanley to act as its financial advisors. Morgan Stanley did not provide and was not permitted by the Special Committee to offer to provide “stapled” financing to Warburg Pincus or any other potential acquiror of the Company. As described more fully on page 58 of the proxy statement, Morgan Stanley was selected by the Special Committee based on Morgan Stanley’s knowledge of the Company and the industries in which the Company operates as well as Morgan Stanley’s qualifications, expertise and reputation as an advisor to special committees in such transactions.

6.	After being informed that Warburg Pincus believed it would be in a position to submit a formal acquisition proposal during the week of April 23, 2007, as described more fully on page 29 of the proxy statement, the Board of Directors did not contact Advanced Medical Optics, Inc. (which we refer to as AMO and which had previously submitted a written acquisition proposal to the Company, as described more fully on page 28 of the proxy statement) to inform AMO of Warburg Pincus’s position or to engage in discussions with AMO with respect to a potential transaction with AMO in light of the belief of the Board of Directors that it was preferable to negotiate a potential transaction on a confidential basis with a single potential acquiror for the reasons described in the proxy statement.

7.	Warburg Pincus did not play any role in finalizing the Company’s 2005 10-K or the Annual Report on Form 10-K for the year ended December 30, 2006, the filing of each of which is described more fully on page 29 of the proxy statement.

8.	After the meeting of the Board of Directors held on May 1, 2007, described on page 30 of the proxy statement, two members of the Company’s management and representatives of Morgan Stanley met later that week with representatives of Warburg Pincus and representatives of one of Warburg Pincus’s financial advisors to discuss differences in assumptions and methodologies affecting Warburg Pincus’s valuations of the Company, particularly focusing on the timing of product launches for each business unit and their anticipated impact on the outlook for the 2007 fiscal year.

9.	At the meeting of the Board of Directors held on May 8, 2007, described on page 31 of the proxy statement, Morgan Stanley presented the additional analysis that had been requested at the May 5 Board of Directors meeting, which was an analysis of the theoretical valuation of the Company if it were to remain independent under various assumptions (including assumptions as to potential repurchases of various amounts of Company common stock). Morgan Stanley’s analysis of the theoretical valuation of the Company if it were to remain independent, excluding the impact of any share repurchases, is described more fully in the section entitled “THE MERGER—Opinion of Morgan Stanley & Co. Incorporated—Financial Analysis of Morgan Stanley— Discounted Equity Value Analysis” beginning on page 62 of the proxy statement. Morgan Stanley performed its analysis by utilizing forecasted financial information for the 2008 fiscal year from management of the Company, which is described in greater detail under the heading “THE MERGER—Certain Financial Forecasts” beginning on page 79 of the proxy statement. Morgan Stanley multiplied forecasted 2008 fiscal year earnings per share by a range of price-earnings ratios from 18x to 20x to derive a range of hypothetical future values per share. Morgan Stanley then discounted this range of future values per share by an equity discount rate of 15% to derive a range of hypothetical present values per share. Applied to the Company’s “Base Case” Five Year Financial Forecast, this analysis (which does not reflect the impact of any repurchases of Company common stock) yielded a valuation range for the Company of $58 to $65 per share based on 2008 earnings estimates. Applied to the Company’s “Upside Case” Five Year Financial Forecast, this analysis (which does not reflect the impact of any repurchases of Company common stock) yielded a valuation range for the Company of $63 to $70 per share based on 2008 earnings estimates. See “THE MERGER—Opinion of Morgan Stanley & Co. Incorporated—Financial Analysis of Morgan Stanley—Discounted Equity Value Analysis” beginning on page 62 of the proxy statement.

10.	In its presentation to the Board of Directors on May 13, 2007, as described on page 32 of the proxy statement, Morgan Stanley presented calculations of the enterprise value-to-last twelve months (LTM) sales and enterprise value-to-last twelve months earnings before interest and taxes (LTM EBIT) multiples in fourteen precedent acquisitions in the ophthalmic industry that were announced dating back to October 1997. The enterprise value-to-LTM sales multiple was calculated by dividing the enterprise value of the target company in each precedent transaction by the last twelve months sales and the enterprise value-to-LTM EBIT was calculated by dividing the enterprise value of the target company in each precedent transaction by the last twelve months EBIT. The enterprise value of a company represents the economic value of a company. The calculations showed that enterprise-to-LTM sales multiples ranged from 1.4x to 8.8x (with a median of 3.2x) and that enterprise-to-LTM EBIT ranged from 8.5x to 46.9x (with a median of 19.0x). Although such calculations were presented to the Board of Directors, the Morgan Stanley opinion was not based on, in whole or in part, an analysis of such multiples because none of the fourteen precedent transactions were in the context of a “take- private” transaction and none of the companies party to the precedent transactions adequately reflected the operating profile of the Company.

11.	As described more fully on page 38 of the proxy statement, representatives of the Special Committee spoke with representatives of certain of AMO’s largest stockholders in an effort to understand whether those holders were likely to vote in favor of the transaction contemplated by the $75 AMO Proposal. Based on their latest SEC filings reporting ownership, the ten largest stockholders of AMO collectively owned more than 50% of the shares of AMO common stock. Representatives of six of AMO’s ten largest stockholders were contacted. No votes were solicited, nor was any non-public information provided or discussed. Based on the discussions, the Special Committee believed there was substantial uncertainty with respect to AMO’s ability to secure AMO stockholder approval of the transaction contemplated by the $75 AMO Proposal.

12.	As described more fully on pages 41-42 of the proxy statement, Morgan Stanley performed an analysis of the $75 AMO Proposal in order to provide the Special Committee and the Board of Directors with a framework for considering the potential value of the $75 AMO Proposal. The analysis was based on the potential pro forma 2009 cash earnings of an AMO-Bausch & Lomb combined company, which was calculated as $1.80 per share of AMO common stock. This amount reflects, among other things, the impact of the estimated “stranded” costs on the earnings of the combined company, the estimated time periods in which the potential synergies were estimated to be achievable, the estimated costs of achieving the potential synergies, and the estimated number of shares that would be outstanding after an AMO-Bausch & Lomb transaction. The number of shares of AMO common stock outstanding after an AMO-Bausch & Lomb transaction that would have resulted from the $75 AMO Proposal would have depended on the average closing price of the AMO common stock for the five trading days prior to the date (if any) on which a definitive agreement between AMO and the Company is signed.

Pro forma 2009 cash earnings of the combined company was used in Morgan Stanley’s analysis because the 2009 cash earnings was expected to capture a significant portion of the potential synergies and fiscal year 2009 is relatively close in time. In calculating the pro forma 2009 cash earnings of the combined company, Morgan Stanley assumed an adjusted run-rate synergy estimate of $116 million per year once fully achieved by 2011. The assessment of potential synergies provided by AMO to the Company was $184 million per year once fully achieved by 2011. AMO’s synergy estimate was viewed as aggressive by consultants retained by the Company, particularly in the manufacturing, research and development and selling categories. The Company’s consultants estimated higher synergies than AMO in the general and administrative expenses category; however, these were not sufficient to offset the shortfall in the categories described above, resulting in an adjusted run-rate synergy estimate of $116 million per year once fully achieved by 2011. The sources and mix of the Company’s consultants’ synergy estimates are based on their judgment and are different from that of AMO’s synergy estimates. Accordingly, the time periods in which the potential synergies were estimated to be achievable reflected in the Company’s consultants’ analysis differ from those reflected in AMO’s analysis, and the amount of the Company’s consultants’ synergy estimate in each of the time periods is lower than that of AMO’s synergy estimate.

The multiple of 16.5x applied in Morgan Stanley’s analysis was derived by analyzing the next twelve months price-earnings ratios for the Company, AMO and The Cooper Companies, Inc. over the last five years, which ratios were then discounted by one year using an equity discount rate of 15%. The next twelve months price-earnings ratio of The Cooper Companies, Inc. was included in the analysis because the businesses and operating profile of The Cooper Companies, Inc. was believed to be similar to those of an AMO-Bausch & Lomb combined company. For an explanation of how the equity discount rate was selected, see “THE MERGER—Opinion of Morgan Stanley & Co. Incorporated—Financial Analysis of Morgan Stanley—Discounted Equity Value Analysis” beginning on page 62 of the proxy statement as well as paragraph 18 on page 10 of this supplement.

As described more fully on pages 41-42 of the proxy statement, using the Company’s “Base Case” Five Year Financial Forecast, the projected financial performance for AMO based on published Wall Street analyst research, and the Company’s consultants’ run-rate synergy estimate of $116 million per year once fully achieved by 2011, and after taking into account the “stranded” costs, Morgan Stanley’s analysis (based on potential pro forma 2009 cash earnings of an AMO-Bausch & Lomb combined company) showed that the $75 AMO Proposal could have represented a potential value of $69.15 per Company share, if consummated. If AMO’s synergy estimates (which were estimated to be $184 million per year once fully achieved by 2011) were used instead of the Company’s consultants’ synergy estimates, Morgan Stanley’s analysis (also based on potential pro forma 2009 cash earnings of an AMO-Bausch & Lomb combined company) showed that the $75 AMO Proposal could have represented a potential value of $74.56 per Company share, if consummated.

Neither the Special Committee nor the Board of Directors of the Company requested Morgan Stanley to render a fairness opinion with respect to the $75 AMO Proposal, and the analysis by Morgan Stanley of the $75 AMO Proposal described in the foregoing did not constitute any view by Morgan Stanley as to fairness or any other opinion regarding the $75 AMO Proposal.

13.	As more fully discussed in the proxy statement, including on page 52 of the proxy statement, the Board of Directors believed that the sale of the Company at $65.00 per share was more favorable to shareholders than the other strategic alternatives available to the Company and its shareholders. Strategic alternatives considered by the Board of Directors included remaining independent and potentially undertaking a share repurchase program.

14.	In the past, Morgan Stanley and its affiliates have provided financial advisory and other services for Warburg Pincus, and Morgan Stanley has received fees for the rendering of these services, including without limitation, recent or pending significant transactions such as Warburg Pincus’s proposed investment in Metavante Corporation in connection with the spin-off transaction involving Marshall & Ilsley Corporation and Warburg Pincus’s investment in Titan Petrochemicals Group Limited of China. As described more fully on pages 59-60 of the proxy statement, based on information provided by Warburg Pincus, as of August 13, 2007, the date of the proxy statement, the aggregate amount of fees for rendering such financial advisory and other services estimated to have been paid by Warburg Pincus to Morgan Stanley since the beginning of 2006 was in excess of $65 million. Morgan Stanley may also seek to provide such services to the investors in Parent in the future and will receive fees for the rendering of these services.

15.	Morgan Stanley performed its analyses in connection with its oral opinion and the preparation of its written opinion letter dated May 15, 2007. Since then, the analyses have not been revised by Morgan Stanley.

16.	The results of the comparable company analysis performed by Morgan Stanley (as described more fully beginning on page 60 of the proxy statement) do not include or reflect any premium that may be paid in an acquisition transaction. An analysis of acquisition premiums is presented under the section entitled “THE MERGER—Opinion of Morgan Stanley & Co. Incorporated—Financial Analysis of Morgan Stanley— Premium Paid Analysis” beginning on page 62 of the proxy statement.

17.	As described more fully on pages 61-62 of the proxy statement, in deriving the trading multiples used in the comparable company analysis, Morgan Stanley took into account the quantitative results of the comparable companies analysis, but made adjustments to such results based on Morgan Stanley’s qualitative judgments concerning differences between the financial and operating characteristics and prospects of the Company and the companies included in the comparable company analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. Based on Morgan Stanley’s judgment relating to these factors, Morgan Stanley believed that the range of trading multiples reviewed for the comparable companies needed to be adjusted downwards for purposes of the analysis.

18.	In performing its analysis of the discounted equity value of the Company, as described more fully on page 62 of the proxy statement, Morgan Stanley multiplied forecasted 2008 fiscal year earnings per share by a range of price-earnings ratios and then discounted this range of future values per share by an equity discount rate of 15% to derive a range of hypothetical present values per share. Morgan Stanley selected the equity discount rate of 15% based on its view that such rate reflects the return rate that would be required by a non-controlling public shareholder of the Company (i.e., a public shareholder of the Company without a controlling interest in the Company would require an expected rate of return of 15% to invest in shares of Company common stock).

19.	In performing its discounted cash flow analysis of the Company as described more fully on pages 62-63 of the proxy statement, Morgan Stanley assumed a discount rate of 9%, which is the mid-point of the 8%-10% discount range selected by Morgan Stanley for its discounted cash flow analysis, to derive the valuation ranges in each of the “Base Case” and “Upside Case” analyses. To arrive at the 8%-10% discount range, Morgan Stanley took into account the weighted average cost of capital of companies similar to the Company in addition to the Company’s weighted average cost of capital, as described more fully on pages 62-63 of the proxy statement, which resulted in a discount range that is higher than the weighted average cost of capital of the Company, which was estimated to be approximately 7.71% as of the date of its calculation. The discount rate used in the discounted cash flow analysis differs from the discount rate used in the discounted equity value analysis because the cost of equity as reflected in the discounted equity value is independent of the capital structure of the company and reflects the return rate that would be required by a non-controlling public shareholder of the Company.

In calculating the valuation ranges in each of the “Base Case” and “Upside Case” analyses, Morgan Stanley did not include any synergies or cost savings.

20.	The Company has not revised the “Base Case” and “Upside Case” Five Year Financial Forecasts described on pages 79-82 of the proxy statement since their preparation in April 2007. The Company completed its Second Quarter 2007 financials on August 8, 2007. Morgan Stanley did not revise its analyses to take into account the Second Quarter 2007 financials.

Forward-Looking Statements

This supplement, and the documents to which we refer you in this supplement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. There are forward-looking statements throughout this supplement and the proxy statement, including in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized or, even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to publicly update or revise any forward-looking statements made in this supplement or the proxy statement or elsewhere as a result of new information, future events or otherwise. The forward-looking statements contained in this supplement and in the proxy statement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve predictions of future Company performance, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions and in many cases those with a material impact, have, in many but not all cases, been identified in connection with specific forward-looking statements. Forward looking statements are subject to risks and uncertainties including, without limitation the factors and matters contained in this supplement, the proxy statement, and the other factors described on pages 19-21 of the proxy statement.

Additional Information and Where to Find It

The Company has filed a definitive proxy statement regarding the proposed transaction with the Securities and Exchange Commission (SEC) on August 13, 2007. Shareholders are urged to read the proxy statement because it contains important information about the merger and the special meeting of Company shareholders. Shareholders may obtain a free copy of the definitive proxy statement and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Shareholders may also request copies of reports, proxy statements or other information concerning the Company, without charge, by written or telephonic request directed to the Company at Bausch & Lomb Incorporated, One Bausch & Lomb Place, Rochester, NY 14604-2701, Attention: Investor Relations, or by telephone at 1-800-344-8815, or, to the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, or by telephone at 1-800-322-2885, or by email at proxy@mackenziepartners.com.